UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2012

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices)(Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On February 6, 2012, Unum Group (“Unum Group” or the “Company”), a Delaware corporation, issued a news release reporting its results for the fourth quarter of 2011, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Also on February 6, 2012, Unum Group posted on its website at www.unum.com the Statistical Supplement relating to its financial results for the fourth quarter of 2011. A copy of the Statistical Supplement is furnished herewith as Exhibit 99.2 and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.06    Material Impairments.

On February 3, 2012, the Company concluded that a pre-tax charge of $289.8 million as of December 31, 2011 was appropriate for the impairment of its long-term care deferred acquisition costs. This decision was reached at the conclusion of a comprehensive and strategic review of the Company's long-term care business. As part of the strategic review, the Company analyzed its reserve assumptions for long-term care in conjunction with its annual loss recognition testing of deferred acquisition costs and policy reserves. Included in the analysis was a review of the Company's reserve discount rate assumptions and mortality and morbidity assumptions. The analysis considered the significant decline in long-term interest rates which occurred late in the third quarter of 2011 as well as an updated industry study for long-term care experience which was made available mid-year 2011. Based on its analysis, as of December 31, 2011, the Company lowered the discount rate to reflect the lower interest rate environment and the Company's expectation of future investment portfolio yield rates. The Company also changed its mortality and morbidity assumptions to reflect emerging experience and to align more closely with the recently published industry study, which shows a declining trend in death rates and in claim termination rates, both of which increase expectations of the ultimate cost of benefits. Due to the intangible nature of the asset, the Company does not expect to incur any cash expenditures as a result of the impairment.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are furnished (but not filed) with this report:

99.1	News release of Unum Group dated February 6, 2012, concerning earnings for the fourth quarter of 2011.

99.2	Statistical Supplement of Unum Group for the fourth quarter of 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: February 6, 2012	By:	/s/ Susan N. Roth
		Name:	Susan N. Roth
		Title:	Vice President, Transactions, SEC
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release of Unum Group dated February 6, 2012, concerning earnings for the fourth quarter of 2011.

99.2	Statistical Supplement of Unum Group for the fourth quarter of 2011.